SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[
[

                                  QUIPP, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X
[] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:


     2)  Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
       0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     4)  Proposed maximum aggregate value of transaction:


     5)  Total fee paid:

[
[
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:


     2)  Form, Schedule or Registration Statement No.:


     3)  Filing Party:

     4)  Dated Filed:


                                  QUIPP, INC.
                               4800 NW 157 STREET
                              MIAMI, FLORIDA 33014


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT


TO THE SHAREHOLDERS OF QUIPP, INC.:

Notice is hereby given that the 1997 Annual Meeting of Shareholders of Quipp, Inc. (the "Company") will be held at its corporate offices at 4800 NW 157 Street, Miami, Florida on April 29, 1997 at 10:00 A.M. Eastern Daylight Time, for the following purposes:

     (1) To elect seven members of the Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

      (2) To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants to examine the financial statements of the Company for 1997, and

     (3) To transact such other business as may properly be presented at the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for more information with respect to the business to be conducted at the meeting. The Board of Directors urges you to sign, date and return promptly the enclosed form of proxy. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.

                              Miami, Florida
                              By Order of the Board of Directors
                              March 14, 1997
                              Alan Singer
                              Secretary



TO ASSURE PROPER REPRESENTATION AT THE MEETING, ALL SHAREHOLDERS ARE EARNESTLY REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.
                                  QUIPP, INC.
                               4800 NW 157 STREET
                              MIAMI, FLORIDA 33014


                                PROXY STATEMENT


This Proxy Statement is furnished to the holders of Common Stock (the "Common Stock") of Quipp, Inc. (the "Company"), a Florida corporation, in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1997 Annual Meeting of Shareholders (the "Meeting") to be held at the Company's corporate offices at 4800 NW 157 Street, Miami, Florida on April 29, 1997 at 10:00 A.M., Eastern Daylight Time, and at any adjournment or postponement thereof.

This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about March 14, 1997. The shareholders of record at the close of business on March 14, 1997 (the "Record Date") are entitled to be notified of, and to vote at, the Meeting.

If the enclosed proxy is properly executed and returned in time for voting, the shares of Common Stock represented by the proxy will be voted as indicated in the proxy. If the proxy is not returned, or in the absence of instructions to the contrary, it will be voted FOR the election of the nominees of the Board of Directors, and FOR ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for 1997. The proxy will extend to, and will be voted at any adjourned or postponed session of the Meeting. The Board of Directors is not aware of any matters to come before the Meeting other than those described in this Proxy Statement. If any other matters properly come before the Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment with respect to such matters. At any time before the proxy is exercised, a shareholder may revoke a proxy by delivering a duly executed proxy bearing a later date to the Secretary of the Company at the address set forth above, or by voting by ballot at the Meeting.


                    VOTING SECURITIES AND SECURITY OWNERSHIP

GENERAL

On March 14, 1997, there were outstanding 1,566,305 shares of Common Stock, $.01 par value (the "Common Stock"), which constitutes the only class of voting securities of the Company. Holders of Common Stock are entitled to one vote per share, exercisable in person, or by proxy, at all meetings of shareholders. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is required to constitute a quorum in order to transact business at the Meeting.

Directors are elected by a plurality of votes cast. Generally, under Florida law, action on a matter, other than the election of directors, is approved if the votes cast on the subject matter favoring the action exceed the votes cast opposing the action. Accordingly, abstentions will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority in voting shares for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in vote totals.





SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning ownership of the Common Stock of the Company as of March 14, 1997 by (a) each shareholder known by the Company to beneficially own more than five percent of the Common Stock,
(b) each director and each nominee for election as a director of the Company (c) each executive officer of the Company and (d) all directors and executive officers of the Company as a group. Except as otherwise noted, each person listed below, either alone or together with their family, had sole voting and investment power with respect to the shares listed next to such person's name.


     NAME OF BENEFICIAL             BENEFICIALLY        PERCENT OF
          OWNER                        OWNED                 CLASS

     Ralph M. Branca     (1)            26,000              1.6%

     Richard H. Campbell (2)             5,164               *

     Jack D. Finley (2)                 51,063              3.3%

     Cristina H. Kepner (3)              8,188               *

     Louis D. Kipp (4)                 128,705               8.0%

     Kenneth G. Langone (5)            146,500               9.4%

     William L. Rose (2)                15,000                  *

     Ralph S. Roth (6)                   3,000                  *

     All directors and officers
     as a group (7)                    237,120                14.4%


     * Less than 1 %
     (note that above table does not reflect options granted subsequent to March 14, 1997).


(1) Includes 24,000 shares underlying options that are currently exercisable or exercisable within 60 days of March 14, 1997.

(2)  Includes 5,000 shares underlying currently exercisable options.

(3) Does not include shares held by Invemed Associates, Inc. (see Note 5). Ms. Kepner is Executive Vice President of Invemed Associates, Inc. Includes 3,000 shares underlying currently exercisable options.

(4) The address of Mr. Kipp is Quipp, Inc., 4800 NW 157 Street, Miami, Florida 33014. Includes 36,000 shares underlying options that are currently exercisable or exercisable within 60 days of March 14, 1997.

(5) Includes 45,400 shares held by Invemed Associates, Inc. Mr. Langone is the Chairman of the Board and President of Invemed Associates, Inc. and 81 % owner of its corporate parent. The address of Mr. Langone is Invemed Associates, Inc., 375 Park Avenue, New York, New York 10152.

(6)  Includes 3,000 shares underlying currently exercisable options.

(7) Includes 83,000 of currently exercisable options that are currently exercisable or exercisable within 60 days of March 14, 1997 granted to directors and officers under the 1996 Equity Compensation Plan.



                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

At the Meeting, the shareholders will elect seven directors to hold office until the Annual Meeting of Shareholders in 1998 and until their respective successors are duly elected and qualified. Unless instructions to the contrary are given, the shares represented by a properly executed proxy will be voted "FOR" the election of the following nominees: Ralph M. Branca, Richard H. Campbell, Jack D. Finley, Cristina H. Kepner, Louis D. Kipp, William L. Rose and Ralph S. Roth. All of the nominees, except Mr. Roth, are currently members of the Board of Directors of the Company.

The Board of Directors believes that all the nominees will be able to serve as directors. If any nominee is unable to serve, the persons named in the enclosed proxy will vote the shares they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

     Set forth below is certain information concerning the nominees for election as directors:

                  NAME              AGE      POSITION WITH THE COMPANY

          Ralph M. Branca            61      President, CEO and Director

          Richard H. Campbell        60      Director

          Jack D. Finley             68      Director

          Cristina H. Kepner         49      Director

          Louis D. Kipp              64      Director and Treasurer;
                                             President of Quipp Systems, Inc.

          William L. Rose            70      Director

          Ralph S. Roth              70      ---------

Mr. Branca has been President and Chief Executive Officer of the Company since May 1995 and a director of the Company since July 1991. He has also been President of RMB Associates, a business consulting firm that he owns, since November 1989. Prior to November 1989, he was employed by Emhart Corporation, where he held numerous positions, the most recent of which was Corporate Vice President of Operations.

Mr. Campbell has been a director of the Company since May 1996. He has been President of Seacoast Consulting, a private business consulting firm, since August 1994. Mr. Campbell has been Group Vice President of the Commercial and Outdoor Products Group of Textron, Inc. from March 1992 to August 1994. From 1989 to March 1992, he was Group Vice President of Black and Decker Corporation and also served as President of that company's Hardware and Home Improvement Group. Prior to that time, he was Executive Vice President of Emhart Corporation and President of that company's Consumer Sector Group until the company was acquired by the Black and Decker Corporation.

Mr. Finley has been a director of the Company since July 1989. He has been an independent business investor and advisor since 1986. From 1968 to 1986, Mr. Finley served in various capacities with Eikonix Corporation, ("Eikonix") a Company he co-founded that developed and produced color scanners. He was Executive Vice-President and subsequently, Chairman of the Board of Eikonix, prior to its sale to Eastman Kodak Company in 1985.

Ms. Kepner has been a director of the Company since January 1995. She has been Executive Vice President of Invemed Associates, Inc., an investment banking firm, since February 1978. Ms. Kepner is also a director of NeoPath, Inc.

Mr. Kipp, a co-founder of the Company, has been President of Quipp Systems, Inc., the Company's wholly-owned subsidiary, since July 1987. He has been treasurer of the Company since October 1990 and a director of the Company since July 1995. He, also, served previously as a director of the Company from August 1987 to January 1995. Mr. Kipp was President and Treasurer of the Company from August 1983 to July 1987.

Mr. Rose has been a director of the Company since it commenced operations in August 1983. From July 1982 to June 1991, he was President and Chairman of the Board of Technit, Inc., a supplier of EMI shielding for the electronics industry. Since 1991, he has remained a director of Technit, Inc. and also serves as director of Armtex, Inc., a textile manufacturer.

Mr. Roth served in several capacities for Knight-Ridder Corporation, most recently as Vice President of Technology, until his retirement in 1989. He currently serves on the Board of Quipp Systems, Inc. and Auto Logic Information International, Inc. and served previously on the Board of the Company from July 1991 through January 1995.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held seven meetings during 1996. The Board has an Audit Committee, and a Compensation and Nominating Committee.

The Audit Committee is currently comprised of Messrs. Finley, Rose and Campbell and Ms. Kepner. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the independent auditors and to review with the auditors the plan and results of the audit engagement and evaluation of the adequacy of the Company's system of internal accounting controls. The Audit Committee met four times during 1996.
The Compensation and Nominating Committee is currently comprised of Messrs. Finley and Rose and Ms. Kepner. The principal functions of this Committee are to recommend to the Board of Directors the salary, bonus and other benefits of members of senior management. The Committee reviews new executive compensation plans, administers certain of the Company's benefit plans and recommends to the Board of Directors nominees for election to the Board of Directors and the compensation of the directors. The Compensation Committee met three times during 1996. All members of the Committee attended all meetings.

COMPENSATION OF DIRECTORS

The Company currently pays each non-employee director a fee of $1,200 for attendance at each meeting of the Board of Directors ($400 if the director participates by telephone) and $200 for each meeting of a Board committee. Under the Company's Directors Fee Purchase Plan, directors may elect, prior to the year in which such fees are paid, to receive such fees in Common Stock, based on the fair market value of the Common Stock at the time the fees are paid.

In addition, under the Company's 1996 Equity Compensation Plan each director receives an annual grant of options to purchase 5,000 shares (which generally are granted immediately after the election of directors at the annual meeting of shareholders). The exercise price per share of the options is equal to the fair market value of a share of Company common stock on the date of grant. During 1996, in connection with his service as a director of Quipp Systems, Inc., Mr. Roth was granted an option to purchase 3,000 shares of Company Common Stock at
11.875 per share.


                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

The following table sets forth certain information regarding compensation paid by the Company during the fiscal years ended December 31, 1996, 1995 and 1994 with respect to the Company's only executive officers during the year ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE
                                                                        LONG-TERM
                                          ANNUAL                      COMPENSATION

                                        COMPENSATION                AWARDS

     NAME  AND                                          OTHER          SECURITIES        ALL OTHER (2)
                                                      ANNUAL(1)        UNDERLYING
PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)  COMPENSATION($      OPTIONS(#)       COMPENSATION($)
                                                          )

Ralph M. Branca (3)   1996    $  50,000   $   ---      $   ---           40,000              $   ---
President and Chief   1995    $  30,000   $   ---      $   ---            ----               $   ---
Executive Officer

Louis D. Kipp         1996     $110,000    $46,666     $   ---           60,000              $2,342
President of Quipp    1995     $110,000    $51,780     $   ---            ----               $1,494
Systems, Inc.         1994     $110,657   $  4,007     $   ---            ----               $1,078
Treasurer
of the Company

(1) In accordance with Securities and Exchange Commission regulations, perquisites and other personal benefits are included for any year in which they amounted to more than 10% of the executive officer's total salary and bonus.

(2) Constitutes amounts contributed by the Company, for the benefit of the executive officers, to the Company's Employee Savings and Investment Plan.

(3)  Mr. Branca was elected President and Chief Executive Officer in May 1995.


STOCK OPTION GRANTS

The following table contains information concerning the grant of stock options during the fiscal year ended December 31, 1996 to the executive officers of the Company who are named on the Summary Compensation Table:

                                           OPTION GRANTS IN LAST FISCAL YEAR

                                            NUMBER OF         PERCENT OF
                                              SHARES         TOTAL OPTIONS
                                            UNDERLYING       GRANTED TO               EXERCISE
                                              OPTIONS         EMPLOYEES IN              PRICE  (2)           EXPIRATION
           NAMES                           GRANTED          FISCAL YEAR                 ($/SH)               DATE

                    (1)


Ralph M. Branca....................     40,000                   25.2%                  $11.875          3/15/2001

Louis D. Kipp                           60,000                   38.0%                  $11.875          5/13/2001
___________________

(1)
  with respect to the remaining shares in equal increments on the first, second and third anniversaries of the date of grant.

(2) The exercise price is based on the last sale price of the Company's Common Stock reported on the Nasdaq National Market on the date of the grant.

STOCK OPTION EXERCISES AND HOLDINGS

The following table sets forth information regarding the number and value of options held at December 31, 1996 by the executive officers of the Company who are named in the Summary Compensation Table. None of such options were exercised during 1996.



                   FISCAL YEAR END  OPTION VALUES
                                               Number of Shares
                                          Underlying Unexercised                    Value of Unexercised
                                                       Options                      In-the-Money Options
                                           at Fiscal Year End (#)                   at Fiscal Year End (1)

Name                                 Exercisable      Unexercisable           Exercisable       Unexercisable

Louis D. Kipp..                        24,000            36,000                 ---                   ---

Ralph M. Branca.                       16,000            24,000                 ---                   ---
___________________________

(1) Based upon $9.25 per share, which was the last sale price of the Company's
Common Stock as reported on the       Nasdaq National Market on December 31,
1996.  None of the options are in-the-money.

EMPLOYMENT AND RELATED AGREEMENTS

Pursuant to an Employment Agreement with Mr. Kipp, dated May 1, 1995, Quipp Systems, Inc. ("Quipp Systems") has agreed to employ Mr. Kipp through April 30, 1997 at a salary of $110,000 per year, plus any additional compensation granted by the Board of Directors of Quipp Systems Inc. In addition, Quipp Systems agreed to pay an incentive bonus to Mr. Kipp pursuant to the Company's Executive Incentive Compensation Plan in an amount to be set by the Board of Directors of the Company or the compensation committee of the Board of Directors.

The Employment Agreement provides that if Mr. Kipp voluntarily terminates his employment with Quipp Systems, then Quipp Systems will continue Mr. Kipp's health insurance coverage for a period of 60 months, provided Mr. Kipp pays 100 percent of the cost of such health insurance coverage, but in no event more than the premium for any similarly situated full-time employee. Any insurance provided by Quipp Systems shall be subordinated to any other health insurance for which Mr. Kipp is eligible, subject to reimbursement of certain Medicare premiums.

In the event there is an "involuntary termination" of Mr. Kipp during the term of the employment agreement, Quipp Systems will pay to Mr. Kipp his salary through the termination date of the Employment Agreement or one year's annual salary, whichever is greater. In addition, Quipp Systems will continue Mr. Kipp's health insurance coverage (including family coverage) until Mr. Kipp's 70th birthday on terms similar to those described above. In addition, in the event of an "involuntary termination," options to purchase Company shares held by Mr. Kipp will become immediately exercisable.
Under the Employment Agreement, an "involuntary termination" will be deemed to have occurred if either of the following events take place (i) Quipp Systems terminates Mr. Kipp's employment for any reason other than fraud, conviction of a crime involving moral turpitude, willful misconduct or gross negligence in the performance of his duties or responsibilities under the agreement or (ii) if Mr. Kipp voluntarily terminates employment with Quipp Systems within 90 days of his demotion, change in duties, reduction in compensation, or relocation more than 50 miles of the principal place of business of Quipp Systems.

In the event of a termination upon a "Change of Control" (as defined in the Agreement) the Company will pay to Mr. Kipp an amount equal to three times his base salary in effect either immediately prior to the Change of Control or immediately prior to his termination following a Change of Control, whichever is higher, subject to certain limitations. Moreover, the Company will continue Mr. Kipp's health insurance on the same terms as would be applicable in the event of an "involuntary termination." Additionally, upon a Change of Control, any options to purchase Company shares held by Mr. Kipp will become immediately exercisable.

Mr. Kipp has indicated to the Board of Directors his intention to retire as President of Quipp Systems, Inc. at such time as his replacement is designated by the Board of Directors. However, it is anticipated that Mr. Kipp will continue to render services to the Company in a capacity to be determinate by the Board of Directors.

Pursuant to an agreement dated as of July 16, 1996, with Mr. Branca, the Company has agreed to provide health insurance to Mr. Branca in the event of his termination upon a "Change of Control" (as defined in the agreement). In the event of such termination, the Company will continue Mr. Branca's health insurance coverage until he reaches the age of 68, provided Mr. Branca pays 100 percent of the cost of such health insurance coverage, but in no event more than the premium for any similarly situated full-time employee. Any insurance provided by Quipp Systems shall be subordinated to any other health insurance for which Mr. Branca is eligible, subject to reimbursement of certain Medicare premiums.


                         INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors has selected the firm KPMG Peat Marwick LLP as the independent public accountants to examine the financial statements of the company for 1997. In accordance with the resolution of the Board of Directors, this selection will be presented to the shareholders for ratification at the Meeting. The firm of KPMG Peat Marwick LLP has audited the Company's financial statements annually since 1983. If the shareholders do not ratify the appointment of KPMG Peat Marwick LLP, the selection of independent public accountants will be reconsidered by the Board of Directors. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions raised at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Section 16(a) of Company Securities of the Security Exchange Act of 1934 requires the Company's officers and directors and beneficial owners of more than ten percent of the Company's Common Stock to file reports of ownership of Company securities and changes in ownership with the Securities and Exchange Commission ("SEC"). The Company believes that all filings required to be made during 1996 were made on a timely basis.


                             SHAREHOLDER PROPOSALS


Any shareholder proposal to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company on or before November 28, 1997 in order to be included in the proxy statement relating to the Meeting.


                            SOLICITATION OF PROXIES


The expense of solicitation of proxies for the meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telecopy by directors, officers or regular employees of the Company.


March 21, 1997